UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

Ares Management, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36429 (Commission File Number)	80-0962035 (IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On July 30, 2014, Ares Management LLC (“Ares Management”) a subsidiary of Ares Management, L.P. (the “Company”), agreed to provide credit support to a new $75 million credit facility entered into by a wholly owned subsidiary of Ares Commercial Real Estate Corporation (“ACRE”) with City National Bank, a national banking association (“CNB”) (the “CNB Facility”). Ares Management is the parent entity to ACRE’s external manager.

In connection with the facility, Ares Management agreed to purchase all loans and other obligations outstanding under the CNB Facility at a price equal to 100% of the outstanding balance thereof (i) upon an acceleration or certain events of default by ACRE under the CNB Facility or (ii) among other things, in the event that Ares Management’s corporate credit rating is downgraded to below investment grade. ACRE will pay Ares Management a credit support fee of 1.50% per annum of the average principal amount of the loans outstanding under the CNB Facility, payable monthly, and reimburse Ares Management for its out-of-pocket expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.

	By:	Ares Management GP LLC, its general partner

Date: July 31, 2014	By:	/s/ Michael D. Weiner
		Name:	Michael D. Weiner
		Title:	Executive Vice President, Chief Legal Officer & Secretary